Exhibit 99.1

FTI Consulting, Inc.

1101 K Street NW

Washington, DC 20005

+1.202.312.9100

Investor & Media Contact:

Mollie Hawkes

+1.617.747.1791

mollie.hawkes@fticonsulting.com

FTI Consulting Reports Fourth Quarter and Full Year 2014 Results

• Fourth Quarter Revenues of $425.2 Million; Full Year Revenues of $1.76 Billion

• Fourth Quarter Adjusted EPS of $0.04; Full Year Adjusted EPS of $1.64

• Full Year 2015 Adjusted EPS Guidance Range Between $1.95 and $2.20

Washington, D.C., Feb. 19, 2015 — FTI Consulting, Inc. (NYSE: FCN) (the “Company”), the global business advisory firm dedicated to helping organizations protect and enhance their enterprise value, today released its financial results for the fourth quarter and full year ended December 31, 2014.

For the quarter, revenues increased 2.2 percent to $425.2 million compared to $416.0 million in the prior year quarter. Fully diluted earnings per share (“EPS”) were $0.02 compared to fully diluted loss per share of ($0.18) in the prior year quarter. Fourth quarter EPS included a non-cash income tax reserve on a deferred tax asset of $4.6 million related to the deductibility of future net operating losses in the Company’s Australian business and a special charge of $1.6 million related to the departure of an executive, which reduced EPS by $0.11 and $0.02, respectively. Fourth quarter 2013 EPS included $27.6 million of termination expenses related to the departure of former senior executives, which reduced EPS by $0.41. Adjusted fully diluted earnings per share (“Adjusted EPS”) were $0.04 and Adjusted EBITDA was $36.1 million, or 8.5 percent of revenues, compared to Adjusted EPS of $0.39 and Adjusted EBITDA of $47.7 million, or 11.5 percent of revenues, in the prior year quarter.

For the full year, revenues increased 6.3 percent to $1.76 billion compared to $1.65 billion in the prior year. EPS were $1.44 and included $16.3 million of special charges compared to the prior year fully diluted loss per share of ($0.27), which included a goodwill impairment charge and special charges of $83.8 million and $38.4 million, respectively. Full year Adjusted EPS were $1.64 and Adjusted EBITDA was $210.6 million, or 12.0 percent of revenues, compared to Adjusted EPS of $2.09 and Adjusted EBITDA of $245.6 million, or 14.9 percent of revenues, in the prior year.

Adjusted EPS, Adjusted EBITDA and Adjusted Segment EBITDA are non-GAAP measures defined elsewhere in this press release and are reconciled to GAAP measures in the financial tables that accompany this press release.

Commenting on these results, Steven H. Gunby, President and Chief Executive Officer of FTI Consulting, said, “Notwithstanding our disappointment in the fourth quarter, we are making solid progress towards getting to where we need to be to meet the 2015 and 2016 targets we have outlined. There is a lot of work ahead of us, both at the corporate level and in each of our businesses, but the progress we have made reinforces my enthusiasm about where we can take the business in 2015 and beyond.”

Cash and Capital Allocation

Net cash provided by operating activities for the full year 2014 was $135.4 million compared to $193.3 million in the prior year. Cash and cash equivalents were $283.7 million at December 31, 2014. In 2014, the Company spent $23.5 million on acquisitions.

Fourth Quarter Segment Results

Corporate Finance/Restructuring

Revenues in the Corporate Finance/Restructuring segment increased 0.3 percent to $93.1 million in the quarter compared to $92.8 million in the prior year quarter. Growth in non-distressed engagements in North America and transaction advisory and tax practices in the Europe, Middle East and Africa (“EMEA”) region, was partially offset by declines in the Asia Pacific and North America bankruptcy and restructuring practices. Adjusted Segment EBITDA was $9.9 million, or 10.6 percent of segment revenues, compared to $10.9 million, or 11.7 percent of segment revenues, in the prior year quarter. Adjusted Segment EBITDA margin was impacted unfavorably by a decline in higher margin global bankruptcy and restructuring activity, lower bill rates in the segment’s North America and EMEA regions and higher severance costs.

Economic Consulting

Revenues in the Economic Consulting segment declined 1.5 percent to $106.5 million in the quarter compared to $108.1 million in the prior year quarter. Revenues declined organically by 2.5 percent due to a negative impact of 1.0 percent from foreign currency translation (“FX”) and lower demand for the segment’s antitrust practice compared to strong performance in the prior year quarter. Adjusted Segment EBITDA was $9.8 million, or 9.2 percent of segment revenues, compared to $22.0 million, or 20.3 percent of segment revenues, in the prior year quarter. Adjusted Segment EBITDA margin was impacted unfavorably by increased compensation expense related to extensions of employment contracts entered into with certain key senior client-service professionals, a significant increase in state income tax equalization obligation and increased bad debt expense.

Forensic and Litigation Consulting

Revenues in the Forensic and Litigation Consulting segment increased 5.6 percent to $121.1 million in the quarter compared to $114.7 million in the prior year quarter. Revenues grew organically by 2.8 percent due to higher demand in the segment’s North America and EMEA investigations and North America and Latin America construction solutions practices, which was partially offset by lower success fees and lower demand in the health solutions practice. Adjusted Segment EBITDA was $19.4 million, or 16.1 percent of segment revenues, compared to $17.6 million, or 15.3 percent of segment revenues, in the prior year quarter. The increase in Adjusted Segment EBITDA margin was due to strong utilization in the global investigations practice and lower bonus expense compared to the prior year quarter, which was partially offset by lower utilization and success fees in the health solutions practice.

Technology

Revenues in the Technology segment increased 8.6 percent to $58.2 million in the quarter compared to $53.6 million in the prior year quarter. The increase in revenues was due to higher services revenue primarily related to complex global investigations. Adjusted Segment EBITDA was $13.3 million, or 22.8 percent of segment revenues, compared to $14.7 million, or 27.4 percent of segment revenues, in the prior year quarter. The decrease in Adjusted Segment EBITDA margin was due to an increase in the mix of lower margin services, higher research and development expenses and corporate allocations in support of operations.

Strategic Communications

Revenues in the Strategic Communications segment decreased 1.2 percent to $46.3 million in the quarter compared to $46.9 million in the prior year quarter, which included a 2.9 percent unfavorable impact from FX. Excluding FX, revenues increased 1.7 percent due to a project-related success fee. Adjusted Segment EBITDA was $7.4 million, or 16.0 percent of segment revenues, compared to $5.9 million, or 12.6 percent of segment revenues, in the prior year quarter. Adjusted Segment EBITDA margin was positively impacted by higher project income and reduced billable headcount resulting from cost savings activities initiated in 2014.

2015 Guidance

The Company estimates that revenues for 2015 will be between $1.80 billion and $1.90 billion and Adjusted EPS will be between $1.95 and $2.20. This guidance assumes no acquisitions.

Fourth Quarter and Full Year 2014 Conference Call

FTI Consulting will host a conference call for analysts and investors to discuss fourth quarter and full year financial results at 9:00 a.m. Eastern Time on February 19, 2014. The call can be accessed live and will be available for replay over the Internet for 90 days by logging onto the Company’s website at www.fticonsulting.com.

The Company has posted updated Historical Financial and Operating Data reflecting fourth quarter 2014 and full year 2014 financial results on the investor relations section of its website at www.fticonsulting.com.

About FTI Consulting

FTI Consulting, Inc. is a global business advisory firm dedicated to helping organizations protect and enhance enterprise value in an increasingly complex legal, regulatory and economic environment. With more than 4,400 employees located in 26 countries, FTI Consulting professionals work closely with clients to anticipate, illuminate and overcome complex business challenges in areas such as investigations, litigation, mergers and acquisitions, regulatory issues, reputation management, strategic communications and restructuring. The company generated $1.76 billion in revenues during fiscal year 2014. More information can be found at www.fticonsulting.com.

Use of Non-GAAP Measures

Note: We define Segment Operating Income (loss) as a segment’s share of consolidated operating income (loss). We define Total Segment Operating Income (loss) as the total of Segment Operating Income (loss) for all segments, which excludes unallocated corporate expenses. We use Segment Operating Income for the purpose of calculating Adjusted Segment EBITDA. We define Adjusted EBITDA as consolidated net income (loss) before income tax provision, other non-operating income (expense), depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and loss on early extinguishment of debt. We define Adjusted Segment EBITDA as a segment’s share of consolidated operating income before depreciation, amortization of intangible assets, remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. We define Total Adjusted Segment EBITDA as the total of Adjusted Segment EBITDA for all segments, which excludes unallocated corporate expenses. We define Adjusted Segment EBITDA margin as Adjusted Segment EBITDA as a percentage of a segment’s share of revenue. We use Adjusted Segment EBITDA to internally evaluate the financial performance of our segments because we believe it is a useful supplemental measure which reflects current core operating performance and provides an indicator of the segment’s ability to generate cash. We also believe that these measures, when considered together with our GAAP financial results, provide management and investors with a more complete understanding of our operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges and goodwill impairment charges. In addition, EBITDA is a common alternative measure of operating performance used by many of our competitors. It is used by investors, financial analysts, rating agencies and others to value and compare the financial performance of companies in our industry. Therefore, we also believe that these measures, considered along with corresponding GAAP measures, provide management and investors with additional information for comparison of our operating results to the operating results of other companies.

We define Adjusted Net Income and Adjusted Earnings per Diluted Share (“Adjusted EPS”) as net income (loss) and earnings per diluted share, respectively, excluding the impact of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. We use Adjusted Net Income for the purpose of calculating Adjusted EPS. Management uses Adjusted EPS to assess total Company operating performance on a consistent basis. We believe that this measure, when considered together with our GAAP financial results, provides management and investors with a more complete understanding of our business operating results, including underlying trends, by excluding the effects of remeasurement of acquisition-related contingent consideration, special charges, goodwill impairment charges and losses on early extinguishment of debt. Non-GAAP financial measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should be considered in addition to, but not as a substitute for or superior to, the information contained in our Consolidated Statements of Comprehensive Income. Reconciliations of GAAP to non-GAAP financial measures are included elsewhere in this press release.

Safe Harbor Statement

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which involve uncertainties and risks. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenues, future results and performance, expectations, plans or intentions relating to acquisitions and other matters, business trends and other information that is not historical, including statements regarding estimates of our future financial results. When used in this press release, words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, estimates of our future financial results, are based upon our expectations at the time we make them and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and estimates will be achieved, and the Company’s actual results may differ materially from our expectations, beliefs and estimates. Further, preliminary results are subject to normal year-end adjustments. The Company has experienced fluctuating revenues, operating income and cash flow in prior periods and expects that this will occur from time to time in the future. Other factors that could cause such differences include declines in demand for, or changes in, the mix of services and products that we offer, the mix of the geographic locations where our clients are located or where services are performed, adverse financial, real estate or other market and general economic conditions, which could impact each of our segments differently, the pace and timing of the consummation and integration of past and future acquisitions, the Company’s ability to realize cost savings and efficiencies, competitive and general economic conditions, retention of staff and clients and other risks described under the heading “Item 1A Risk Factors” in the Company’s most recent Form 10-K filed with the SEC and in the Company’s other filings with the SEC, including the risks set forth under “Risks Related to Our Reportable Segments” and “Risks Related to Our Operations”. We are under no duty to update any of the forward looking statements to conform such statements to actual results or events and do not intend to do so.

FINANCIAL TABLES FOLLOW

# # #

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

(in thousands, except per share data)

	Year Ended December 31,
	2014	2013

Revenues	$1,756,212	$1,652,432

Operating expenses
Direct cost of revenues	1,144,757	1,042,061
Selling, general and administrative expense	433,845	394,681
Special charges	16,339	38,414
Acquisition-related contingent consideration	(1,676)	(10,869)
Amortization of other intangible assets	15,521	22,954
Goodwill impairment charge	—	83,752

	1,608,786	1,570,993

Operating income	147,426	81,439

Other income (expense)
Interest income and other	4,670	1,748
Interest expense	(50,685)	(51,376)

	(46,015)	(49,628)

Income before income tax provision	101,411	31,811

Income tax provision	42,604	42,405

Net income (loss)	$58,807	$(10,594)

Earnings (loss) per common share - basic	$1.48	$(0.27)

Weighted average common shares outstanding - basic	39,726	39,188

Earnings (loss) per common share - diluted	$1.44	$(0.27)

Weighted average common shares outstanding - diluted	40,729	39,188

Other comprehensive loss, net of tax:
Foreign currency translation adjustments, including tax expense, net of tax $0	$(29,179)	$(9,720)

Other comprehensive loss, net of tax	(29,179)	(9,720)

Comprehensive income (loss)	$29,628	$(20,314)

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE THREE MONTHS ENDED DECEMBER 31, 2014 AND 2013

(in thousands, except per share data)

	Three Months Ended December 31,
	2014	2013

Revenues	$425,158	$415,998

Operating expenses
Direct cost of revenues	281,689	268,901
Selling, general and administrative expense	115,965	107,196
Special charges	1,628	27,568
Acquisition-related contingent consideration	(85)	(4,778)
Amortization of other intangible assets	4,055	5,661

	403,252	404,548

Operating income	21,906	11,450

Other income (expense)
Interest income and other	1,205	46
Interest expense	(12,488)	(12,776)

	(11,283)	(12,730)

Income (loss) before income tax provision	10,623	(1,280)

Income tax provision	9,702	5,859

Net income (loss)	$921	$(7,139)

Earnings (loss) per common share - basic	$0.02	$(0.18)

Weighted average common shares outstanding - basic	39,991	39,115

Earnings (loss) per common share - diluted	$0.02	$(0.18)

Weighted average common shares outstanding - diluted	41,090	39,115

Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments, net of tax $0	$(19,059)	$388

Other comprehensive income (loss), net of tax	(19,059)	388

Comprehensive loss	$(18,138)	$(6,751)

FTI CONSULTING, INC.

OPERATING RESULTS BY BUSINESS SEGMENT

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2014 AND 2013

	Segment Revenues	Adjusted EBITDA	Adjusted EBITDA Margin	Utilization	Average Billable Rate	Revenue- Generating Headcount
	(in thousands)					(at period end)

Three Months Ended December 31, 2014
Corporate Finance/Restructuring	$93,072	$9,874	10.6%	61%	$368	706
Forensic and Litigation Consulting	121,138	19,443	16.1%	64%	$313	1,154
Economic Consulting	106,468	9,783	9.2%	69%	$503	574
Technology (1)	58,168	13,258	22.8%	N/M	N/M	344
Strategic Communications (1)	46,312	7,420	16.0%	N/M	N/M	566

	$425,158	59,778	14.1%			3,344

Corporate		(23,720)

Adjusted EBITDA		$36,058	8.5%

Year Ended December 31, 2014
Corporate Finance/Restructuring	$391,115	$55,492	14.2%	67%	$374	706
Forensic and Litigation Consulting	483,380	90,468	18.7%	69%	$321	1,154
Economic Consulting	451,040	59,282	13.1%	75%	$512	574
Technology (1)	241,310	63,545	26.3%	N/M	N/M	344
Strategic Communications (1)	189,367	22,588	11.9%	N/M	N/M	566

	$1,756,212	291,375	16.6%			3,344

Corporate		(80,823)

Adjusted EBITDA		$210,552	12.0%

Three Months Ended December 31, 2013
Corporate Finance/Restructuring	$92,751	$10,848	11.7%	62%	$421	737
Forensic and Litigation Consulting	114,720	17,556	15.3%	71%	$322	1,061
Economic Consulting	108,089	21,982	20.3%	74%	$506	530
Technology (1)	53,562	14,670	27.4%	N/M	N/M	306
Strategic Communications (1)	46,876	5,928	12.6%	N/M	N/M	590

	$415,998	70,984	17.1%			3,224

Corporate		(23,321)

Adjusted EBITDA		$47,663	11.5%

Year Ended December 31, 2013
Corporate Finance/Restructuring	$382,526	$67,183	17.6%	65%	$410	737
Forensic and Litigation Consulting	433,632	74,481	17.2%	68%	$317	1,061
Economic Consulting	447,366	92,204	20.6%	81%	$503	530
Technology (1)	202,663	60,655	29.9%	N/M	N/M	306
Strategic Communications (1)	186,245	18,737	10.1%	N/M	N/M	590

	$1,652,432	313,260	19.0%			3,224

Corporate		(67,715)

Adjusted EBITDA		$245,545	14.9%

(1)	The majority of the Technology and Strategic Communications segments’ revenues are not generated based on billable hours. Accordingly, utilization and average billable rate metrics are not presented as they are not meaningful as a segment-wide metric.

FTI CONSULTING, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2014 AND 2013

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013

Net income (loss)	$921	$(7,139)	$58,807	$(10,594)
Add back:
Special charges, net of tax effect (1)	960	16,167	9,637	23,267
Goodwill impairment charge (2)	—	—	—	83,752
Remeasurement of acquisition-related contingent consideration, net of tax effect (3)	(204)	(3,838)	(1,718)	(12,054)
Interim period impact of including goodwill impairment charges in the annual effective tax rate	—	10,805	—	—

Adjusted Net Income	$1,677	$15,995	$66,726	$84,371

Earnings (loss) per common share – diluted	$0.02	$(0.18)	$1.44	$(0.27)
Add back:
Special charges, net of tax effect (1)	0.02	0.41	0.24	0.59
Goodwill impairment charge (2)	—	—	—	2.14
Remeasurement of acquisition-related contingent consideration, net of tax effect (3)	—	(0.10)	(0.04)	(0.30)
Interim period impact of including goodwill impairment charges in the annual effective tax rate	—	0.28	—	—
Impact of denominator for diluted adjusted earnings per common share (4)	—	(0.02)	—	(0.07)

Adjusted earnings per common share – diluted	$0.04	$0.39	$1.64	$2.09

Weighted average number of common shares outstanding – diluted (4)	41,090	40,529	40,729	40,421

(1)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to special charges for both the three months and year ended December 31, 2014 was 41.0%. The effective tax rates for the adjustments related to special charges for the three months and year ended December 31, 2013 was 41.4% and 39.4%, respectively. The tax expense related to the adjustments for special charges for the three months and year ended December 31, 2014 was $0.7 million or $0.02 impact on adjusted earnings per diluted share and $6.7 million or $0.16 impact on diluted earnings per share, respectively. The tax expense related to the adjustments for special charges for the three months and year ended December 31, 2013 was $11.4 million or $0.29 impact on adjusted earnings per diluted share and $15.1 million or $0.39 impact on diluted earnings per share, respectively.
(2)	The goodwill impairment charge is non-deductible for income tax purposes and resulted in no tax benefit for the year ended December 31, 2013.
(3)	The tax effect takes into account the tax treatment and related tax rate(s) that apply to each adjustment in the applicable tax jurisdiction(s). As a result, the effective tax rates for the adjustments related to the remeasurement of acquistion-related contingent consideration for the three months and year ended December 31, 2014 were 40.0% and 36.9%, respectively. The effective tax rates for the adjustments related to the remeasurement of acquistion-related contingent consideration for the three months and year ended December 31, 2013 were 28.1% and 11.1%, respectively. The tax expense related to the adjustments for the remeasurement of acquistion-related contingent consideration for the three months and year ended December 31, 2014 were $0.1 million with no impact on adjusted earnings per diluted share and $1.0 million or $0.02 impact on diluted earnings per share, respectively. The tax expense related to the adjustment for the remeasurement of acquistion-related contingent consideration for both the three months and year ended December 31, 2013 was $1.5 million or $0.04 impact on adjusted earnings per diluted share.
(4)	For the three months and year ended December 31, 2013, the Company reported a net loss. For such periods, the basic weighted average common shares outstanding equals the diluted weighted average common shares outstanding for purposes of calculating U.S. GAAP earnings per share because potentially dilutive securities would be antidilutive. For non-GAAP purposes, the per share and share amounts presented herein reflect the impact of the inclusion of share-based awards and convertible notes that are considered dilutive based on the impact of the add backs included in Adjusted Net Income above.

RECONCILIATION OF NET LOSS AND OPERATING INCOME (LOSS) TO ADJUSTED EBITDA

(in thousands)

FOR THE THREE MONTHS AND YEAR ENDED DECEMBER 31, 2014 AND 2013

	Corporate Finance / Restructuring	Forensic and Litigation Consulting	Economic Consulting	Technology	Strategic Communications	Corp HQ	Total
Three Months Ended December 31, 2014

Net income							$921
Interest income and other							(1,205)
Interest expense							12,488
Income tax provision							9,702

Operating income	$7,832	$16,663	$8,767	$9,194	$5,693	$(26,243)	$21,906
Depreciation and amortization	1,054	1,244	1,072	3,866	678	895	8,809
Amortization of other intangible assets	988	1,536	284	198	1,049	—	4,055
Special charges	—	—	—	—	—	1,628	1,628
Remeasurement of acquisition-related contingent consideration	—	—	(340)	—	—	—	(340)

Adjusted EBITDA	$9,874	$19,443	$9,783	$13,258	$7,420	$(23,720)	$36,058

Year Ended December 31, 2014

Net income							$58,807
Interest income and other							(4,670)
Interest expense							50,685
Income tax provision							42,604

Operating income	$46,913	$83,180	$55,282	$46,906	$15,603	$(100,458)	147,426
Depreciation and amortization	3,568	4,301	4,068	15,768	2,562	3,722	33,989
Amortization of other intangible assets	5,589	3,613	1,047	852	4,420	—	15,521
Special charges	84	308	12	19	3	15,913	16,339
Remeasurement of acquisition-related contingent consideration	(662)	(934)	(1,127)	—	—	—	(2,723)

Adjusted EBITDA	55,492	90,468	59,282	63,545	22,588	(80,823)	210,552

Three Months Ended December 31, 2013

Net loss							$(7,139)
Interest income and other							(46)
Interest expense							12,776
Income tax provision							5,859

Operating income	$9,869	$16,017	$20,481	$8,909	$4,240	$(48,066)	$11,450
Depreciation and amortization	908	1,000	1,024	3,773	566	1,052	8,323
Amortization of other intangible assets	1,535	539	477	1,988	1,122	—	5,661
Special charges	3,875	—	—	—	—	23,693	27,568
Remeasurement of acquisition-related contingent consideration	(5,339)	—	—	—	—	—	(5,339)

Adjusted EBITDA	$10,848	$17,556	$21,982	$14,670	$5,928	$(23,321)	$47,663

Year Ended December 31, 2013

Net loss							$(10,594)
Interest income and other							(1,748)
Interest expense							51,376
Income tax provision							42,405

Operating income (loss)	$58,594	$68,211	$86,714	$38,038	$(72,129)	$(97,989)	81,439
Depreciation and amortization	3,449	3,958	3,671	14,661	2,464	4,338	32,541
Amortization of other intangible assets	6,480	2,142	1,808	7,940	4,584	—	22,954
Special charges	10,274	2,111	11	16	66	25,936	38,414
Goodwill impairment charge	—	—	—	—	83,752	—	83,752
Remeasurement of acquisition-related contingent consideration	(11,614)	(1,941)	—	—	—	—	(13,555)

Adjusted EBITDA	67,183	74,481	92,204	60,655	18,737	(67,715)	245,545

FTI CONSULTING, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2014 AND 2013

(in thousands)

	Year Ended
	December 31,
	2014	2013
Operating activities
Net income (loss)	$58,807	$(10,594)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	35,126	32,638
Amortization and impairment of other intangible assets	15,521	22,954
Goodwill impairment charge	—	83,752
Acquisition-related contingent consideration	(1,676)	(10,869)
Provision for doubtful accounts	18,252	13,335
Non-cash share-based compensation	22,848	35,129
Non-cash interest expense and loss on extinguishment of debt	2,691	2,699
Other	(522)	(1,582)
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable, billed and unbilled	(43,072)	(56,290)
Notes receivable	(18,253)	(7,544)
Prepaid expenses and other assets	10,733	(6,784)
Accounts payable, accrued expenses and other	980	8,505
Income taxes	15,283	7,963
Accrued compensation	11,106	82,917
Billings in excess of services provided	7,577	(2,958)

Net cash provided by operating activities	135,401	193,271

Investing activities
Payments for acquisition of businesses, net of cash received	(23,467)	(55,498)
Purchases of property and equipment	(39,256)	(42,544)
Other	5,128	(5,049)

Net cash used in investing activities	(57,595)	(103,091)

Financing activities
Payments of long-term debt and capital lease obligations	(6,014)	(6,021)
Deposits	13,071	—
Purchase and retirement of common stock	(4,367)	(66,763)
Net issuance of common stock under equity compensation plans	4,772	29,392
Other	(1,132)	263

Net cash provided by (used in) financing activities	6,330	(43,129)

Effect of exchange rate changes on cash and cash equivalents	(6,289)	1,997

Net increase in cash and cash equivalents	77,847	49,048
Cash and cash equivalents, beginning of period	205,833	156,785

Cash and cash equivalents, end of period	$283,680	$205,833

FTI CONSULTING, INC.

CONSOLIDATED BALANCE SHEETS

AT DECEMBER 31, 2014 AND DECEMBER 31, 2013

(in thousands, except per share amounts)

	December 31,	December 31,
	2014	2013
Assets
Current assets
Cash and cash equivalents	$283,680	$205,833
Accounts receivable:
Billed receivables	381,464	352,411
Unbilled receivables	248,462	233,307
Allowance for doubtful accounts and unbilled services	(144,825)	(109,273)

Accounts receivable, net	485,101	476,445
Current portion of notes receivable	27,208	33,093
Prepaid expenses and other current assets	60,852	61,800
Current portion of deferred tax assets	27,332	26,690

Total current assets	884,173	803,861
Property and equipment, net of accumulated depreciation	82,163	79,007
Goodwill	1,211,689	1,218,733
Other intangible assets, net of amortization	77,034	97,148
Notes receivable, net of current portion	122,149	108,298
Other assets	53,319	57,900

Total assets	$2,430,527	$2,364,947

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable, accrued expenses and other	$99,494	$126,886
Accrued compensation	220,959	222,738
Current portion of long-term debt and capital lease obligations	11,000	6,014
Billings in excess of services provided	35,639	28,692

Total current liabilities	367,092	384,330
Long-term debt and capital lease obligations, net of current portion	700,000	711,000
Deferred income taxes	161,932	137,697
Other liabilities	98,757	89,661

Total liabilities	1,327,781	1,322,688

Stockholders’ equity
Preferred stock, $0.01 par value; shares authorized — 5,000; none outstanding	—	—
Common stock, $0.01 par value; shares authorized — 75,000; shares issued and outstanding — 41,181 (2014) and 40,526 (2013)	412	405
Additional paid-in capital	393,174	362,322
Retained earnings	789,428	730,621
Accumulated other comprehensive loss	(80,268)	(51,089)

Total stockholders’ equity	1,102,746	1,042,259

Total liabilities and stockholders’ equity	$2,430,527	$2,364,947